UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20459

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

AstraZeneca PLC

(Exact name of registrant as specified in its charter)

United Kingdom	None
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2 Kingdom Street

London W2 6BD

United Kingdom

(Address of principal executive offices)

Title of each class to be so registered	Name of each exchange on which each class is to be registered

1.95% Notes due 2019 4.00% Notes due 2042	New York Stock Exchange New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. : ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-171306

Securities to be registered pursuant to Section 12(g) of the Act:    None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

The Registrant filed with the Securities and Exchange Commission (the “Commission”) on December 21, 2010 a Registration Statement on Form F-3 (the “Registration Statement”) relating to the Registrant’s Debt Securities. The Registration Statement was effective upon filing with the Commission in accordance with Rule 462(e) of the Securities Act of 1933, as amended (the “Securities Act”). On September 11, 2012, the Registrant filed with the Commission pursuant to Rule 424(b)(2) under the Securities Act, a prospectus dated December 21, 2010 (the “Prospectus”) and a preliminary prospectus supplement dated September 11, 2012. On September 13, 2012, the Registrant filed with the Commission pursuant to Rule 424(b)(2) under the Securities Act, the Prospectus and a final prospectus supplement dated September 11, 2012 (the “Prospectus Supplement”). The Prospectus Supplement and the Prospectus are incorporated herein by reference to the extent set forth below.

Reference is made to the information set forth under the headings “Description of Debt Securities” on pages 8 through 21 and “Certain UK and US Federal Tax Considerations” on pages 25 through 33 of the Prospectus; and to the information set forth under the heading “Description of Notes” on pages S-12 to S-15 of the Prospectus Supplement, which information is incorporated herein by reference.

Item 2. Exhibits

1.1	Registration Statement on Form F-3, including the Prospectus (incorporated herein by reference to the Registrant’s Registration Statement on Form F-3 (File No. 333-171306)).

2.1	Prospectus and Prospectus Supplement (incorporated herein by reference to the Registrant’s filing with the Commission on September 13, 2012 pursuant to Rule 424(b)(2)).

3.1	Indenture, between the Registrant and The Bank of New York Mellon (formerly known as The Bank of New York), as successor trustee to JPMorgan Chase Bank, dated as of April 1, 2004 (the “Indenture”) (incorporated herein by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form F-3 (File No. 333-114165)).

4.1	Officer’s Certificate of the Registrant pursuant to Section 2.08 of the Indenture setting forth the terms of the Securities, including a form of 2019 Global Notes and 2042 Global Notes.

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment hereto to be signed on its behalf by the undersigned, thereunto duly authorized.

ASTRAZENECA PLC (Registrant)

By:	/s/ Adrian Kemp
Name: Adrian Kemp Title: Company Secretary

Date: September 18, 2012